Exhibit 1.2

BofA FINANCE LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

DISTRIBUTION AGREEMENT

                , 20

To the Selling Agents listed on

Exhibit A hereto and to

each additional person

that shall become a Selling Agent

pursuant to Section 1(d)

of this Agreement.

Dear Ladies and Gentlemen:

BofA Finance LLC, a Delaware limited liability company (the “Company”), and Bank of America Corporation, a Delaware corporation (the “Guarantor”), propose to issue and sell from time to time in the manner contemplated by this agreement (the “Agreement”) up to $20,641,188,810 (or its equivalent in any other currency) in maximum aggregate offering price (as such amount may be increased upon due authorization of the Company) of the Company’s Senior Medium Term Notes, Series A (the “Notes”). The Notes are unsecured debt securities which will be issued pursuant to an Indenture dated as of August 23, 2016 by and among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as supplemented or amended from time to time, the “Indenture”). The Notes will be fully and unconditionally guaranteed by the Guarantor as provided in the Indenture (the “Guarantee”). Unless otherwise agreed between the Company, the Guarantor and the applicable Selling Agents, as defined herein, all Notes will be issued in book-entry only form and will be represented by one or more fully registered global securities.

The Notes and the Guarantee have been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), on Form S-3 with the Securities and Exchange Commission (the “Commission”), pursuant to Registration No. 333-234425, as amended on or prior to the date of this Agreement. The registration statement has been declared effective, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), is called the “Registration Statement.” The term “Base Prospectus” shall refer to the prospectus dated                 , 20     for the Company’s debt securities and the Guarantee, together with the medium-term notes prospectus supplement dated                 , 20    , each filed as part of the Registration Statement, or any amendment thereto or document that supersedes or replaces such prospectus or prospectus supplement (such prospectus supplement, as it may be amended, superseded or replaced, the “MTN Prospectus Supplement”), but not including any Pricing Supplement (as defined below), any product supplement, any index supplement, any preliminary pricing supplement, any prospectus addendum or any free writing prospectus (as such term is used in Rule 405 under the Securities Act). The term “Prospectus” shall refer to the Base Prospectus, together with the applicable Pricing Supplement and any applicable product supplement, index supplement and/or prospectus addendum. Any preliminary pricing supplement to the Base Prospectus setting forth the preliminary terms of a particular issuance of Notes and describing the offering thereof and that is used prior to filing of the Prospectus is called, together with the Base Prospectus and any applicable product supplement, index supplement and/or prospectus addendum, a “preliminary pricing supplement.” A “Pricing Supplement” to the Base Prospectus setting forth the final terms of a particular issuance of Notes may be accompanied by one or more product supplements that may be filed by the Company under Rule 424(b) under the Securities Act on or after the date of this Agreement. The applicable product supplement, index supplement and/or prospectus addendum shall be deemed to be part of the applicable Pricing Supplement for purposes of this Agreement.

Any reference herein to the Registration Statement, any preliminary pricing supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary pricing supplement or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary pricing supplement or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary pricing supplement or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary pricing supplement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company and the Guarantor confirm their agreement with each of you (individually, a “Selling Agent” and collectively, the “Selling Agents”) with respect to the issue and sale from time to time of the Notes as follows:

SECTION 1. Appointment of Selling Agents.

(a) Appointment. Subject to the terms and conditions stated herein, and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company and the Guarantor hereby appoint each of you as a Selling Agent in connection with the offer and sale of the Notes. The Company reserves the right to sell Notes, at any time, on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser. Upon the sale of any Notes to an unsolicited purchaser, no Selling Agent named herein shall be entitled to any commission pursuant to this Agreement.

(b) Solicitations as Selling Agent. (i) Subject to the terms and conditions set forth herein, each Selling Agent agrees, as agent of the Company and the Guarantor, to use its reasonable best efforts when requested by the Company to solicit offers to purchase particular issuances of the Notes upon the terms and conditions set forth in the Prospectus and the Administrative Procedures (as defined below). Notwithstanding any provision herein to the contrary, the Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Selling Agents, as agents, commencing at any time for any period of time or permanently. The Company will timely deliver notice to the Selling Agents of its decision to suspend solicitations. Upon receipt of instructions from the Company, the Selling Agents will forthwith suspend solicitation of purchases of the Notes until such time as the Company has advised the Selling Agents that such solicitation may be resumed.

(ii) The Company and the Selling Agents hereby agree to the administrative procedures with respect to the sale of Notes set forth in Annex I hereto (the “Administrative Procedures”), as may be amended from time to time. Each of the Selling Agents and the Company agree to perform their respective duties and obligations as set forth in the Administrative Procedures. The Administrative Procedures may be amended only by written agreement between the Company and the relevant Selling Agents.

(iii) Each Selling Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Selling Agent on an agency basis, other than those offers rejected by the Selling Agent. Each Selling Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, by persons solicited by the Selling Agent and any such rejection shall not be deemed a breach of such Selling Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement herein.

(iv) All Notes sold through a Selling Agent, as agent, will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Selling Agent. Each purchase of Notes solicited by a Selling Agent, as agent, shall be confirmed by such Selling Agent and the Company at about, or prior to, the Initial Sale Time, in accordance with the Administrative Procedures. The principal amount of Notes to be purchased through such Selling Agent, the maturity date of such Notes, the price to be paid to the Company for such Notes, the payment terms of such Notes and any other terms of the Notes shall be set forth in a Pricing Supplement to the Base Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. The Company and any applicable Selling Agent may enter into a separate agreement in connection with any sale of Notes through such Selling Agent, as agent, but are not required to do so.

(v) Each Selling Agent, acting as agent, shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Selling Agent and accepted by the Company. Each Selling Agent shall not have any liability to the Company or the Guarantor if any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company and the Guarantor shall (A) hold the Selling Agent for such purchase harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) notwithstanding such default, pay to such Selling Agent any commission to which it would be entitled in connection with such sale.

(vi) For those offers to purchase Notes solicited by a Selling Agent, as agent, and accepted by the Company, the Selling Agent shall be paid a commission to be agreed between the Company and the Selling Agent. In the absence of such an agreement, such commission shall be an amount equal to the applicable percentage of the principal amount of Notes sold by the Company as a result of a solicitation made by such Selling Agent as set forth in Exhibit B hereto.

(c) Purchases as Principal.

(i) The Selling Agents shall not have any obligation to purchase Notes from the Company as principal. However, a Selling Agent and the Company may expressly agree from time to time that such Selling Agent shall purchase Notes as principal. Unless otherwise agreed between the Company and the Selling Agent and, if required by law or otherwise, disclosed in a Pricing Supplement, Notes sold to a Selling Agent as principal shall be purchased by such Selling Agent at a price equal to 100% of the principal amount thereof less a discount equivalent to the applicable commissions set forth in Exhibit B hereto (or such other commissions amount as may be agreed by the Selling Agent and the Company and specified in the Prospectus) and may be resold by such Selling Agent at prevailing market prices at the time or times of resale as determined by such Selling Agent. The Administrative Procedures shall apply to the purchase of Notes by one or more Selling Agents, as principal, unless otherwise agreed pursuant to a Written Terms Agreement (as defined below).

(ii) A Selling Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and covenants of the Company and the Guarantor herein contained and shall be subject to the terms and conditions set forth herein, including Section 13(b) hereof. When a Selling Agent and the Company agree that such Selling Agent shall purchase Notes as principal, that agreement shall take the form of either (A) a written agreement among such Selling Agent, the Company and the Guarantor, which may be substantially in the form of Exhibit C hereto or in another form mutually acceptable to such Selling Agent, the Company and the Guarantor (each, a “Written Terms Agreement”) or (B) an oral agreement between such Selling Agent and the Company, confirmed via the term sheet prepared by such Selling Agent and accepted by the Company in accordance with the Administrative Procedures.

(iii) The applicable Selling Agent(s) and the Company shall agree to the principal amount of Notes to be purchased by such Selling Agent(s) as principal, the maturity date of such Notes, the price to be paid to the Company for such Notes, the payment terms of such Notes, any selling restrictions additional to those set forth in the MTN Prospectus Supplement and any other terms of such Notes, all of which will be specified in the Prospectus. In addition, a Written Terms Agreement may specify any requirements for officers’ certificates, opinions of counsel and letters from the independent public registered accounting firm of the Company and/or Guarantor, as applicable, pursuant to Section 6 hereof. A Written Terms Agreement also may specify certain provisions relating to the reoffering of such Notes by such Selling Agent.

(iv) Sub-Agents. A Selling Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased as principal, but no Selling Agent may appoint sub-agents without the prior consent of the Company or the Guarantor. In connection with sales by a Selling Agent of Notes purchased by such Selling Agent as principal to other brokers or dealers, such Selling Agent may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

(d) Appointment of Additional Selling Agents. Notwithstanding any provision herein to the contrary, the Company reserves the right to appoint additional selling agents for the offer and sale of the Notes, which agency may be on an on-going basis or on a one-time basis. Any such additional selling agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder on an on-going basis or on a one-time basis, as applicable, upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, which acknowledgment may be as provided pursuant to the form of Written Terms Agreement attached hereto as Exhibit C or may be substantially in the form of letter attached hereto as Exhibit D if the appointment is on a one-time basis or in another form acceptable to the Company and the Guarantor if on an on-going basis, and delivery to the Company and the Guarantor of addresses for notice hereunder and under the Administrative Procedures. After the time an additional selling agent is appointed, the Company and the Guarantor shall deliver to the additional selling agent, at such selling agent’s request, copies of the documents delivered to other Selling Agents under Sections 6(b), 6(c), 6(d) and 6(e) and, if such appointment is on an on-going basis, Sections 8(b), 8(c) and 8(d) hereof. If such appointment is on an on-going basis, the Company or the Guarantor will notify BofA Securities, Inc. (“BofAS”) or any successor or assignee broker-dealer affiliate of the Company and the Guarantor of such appointment.

(e) Selling Restrictions. Each Selling Agent, severally and not jointly, agrees with the Company and the Guarantor that:

(i) it has not and will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus (as defined below) or other free writing prospectuses) relating to the Notes in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company or the Guarantor except as set forth herein; and

(ii) it will comply in all material respects with (A) the selling restrictions set forth in the MTN Prospectus Supplement under the caption “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions” and (B) any additional selling restrictions set forth in the applicable Pricing Supplement.

SECTION 2. Representations and Warranties. (a) Unless otherwise indicated herein, each of the Company and the Guarantor jointly and severally represents and warrants to the Selling Agents, as of the date hereof, as of the time of each Written Terms Agreement, if applicable, and each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (whether through a Selling Agent as agent or to a Selling Agent as principal), as of the date of each delivery of Notes (whether through a Selling Agent as agent or to a Selling Agent as principal) (the date of each such delivery to a Selling Agent being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement, the Base Prospectus or any Pricing Supplement shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance or guaranty of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 of Form 8-K) (each of the times referenced above, including a Settlement Date, being referred to herein as a “Representation Date”) as follows:

(i) The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act and have prepared and filed with the Commission the Registration Statement, which has been declared effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the Securities Act and complies in all other material respects with such Rule 415(a)(1).

(ii) (A) The Registration Statement, as amended or supplemented, the Prospectus, and the Indenture complied, complies or will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the Company and the Guarantor makes no representations or warranties as to (I) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (II) the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Selling Agent specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished to the Company or the Guarantor by or on behalf of any Selling Agent consists of the information described as such in Section 9(b) hereof (the “Selling Agent Information”).

(iii) As of the Initial Sale Time with respect to each offering of Notes, the Disclosure Package (as defined below), taken as a whole, will comply in all material respects with the requirements under the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Selling Agent Information. “Initial Sale Time” means, with respect to each offering of Notes, the time after the Time of Acceptance as to such Notes and immediately prior to a Selling Agent’s initial entry into contracts with investors for the sale of such Notes, which such times shall be recorded by the Selling Agent and furnished to the Company, and deemed to be part of the applicable Written Terms Agreement (if any). The term “Disclosure Package” shall mean, as to any offering of Notes, collectively, (A) the Base

Prospectus, (B) any preliminary pricing supplement, as amended or supplemented, (C) any applicable product supplement, prospectus addendum or index supplement filed with the Commission prior to the Initial Sale Time, (D) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (including, if applicable, any Final Term Sheet (as defined herein)) (each, an “Issuer Free Writing Prospectus”), if any, used in connection with such offering and (E) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(iv) No Issuer Free Writing Prospectus (including any Final Term Sheet), with respect to any offering of Notes, as of the issue date of that document and at all subsequent times through the completion of such offering of Notes or until any earlier date that the Company or the Guarantor notified or notifies the Selling Agents as described in the next sentence, includes or will include any information that conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the Base Prospectus, any preliminary pricing supplement or any Pricing Supplement that has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and until the end of the applicable Prospectus Delivery Period (as defined below), there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus, any preliminary pricing supplement or any Pricing Supplement, the Company or the Guarantor will promptly notify the Selling Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Selling Agent Information. The term “Prospectus Delivery Period” shall mean, as to any offering of Notes, the period beginning at the Initial Sale Time and ending on the later of the applicable Settlement Date or such date, as in the opinion of counsel for the Selling Agents, the Prospectus is no longer required to be delivered in connection with sales by a Selling Agent or dealer (except for delivery requirements imposed because such Selling Agent or dealer is an affiliate of the Company or the Guarantor), including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act.

(v) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus and the Disclosure Package, at the date hereof, at the date of the Base Prospectus and at each Representation Date, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary pricing supplement or the Prospectus, and each of the Company and the Guarantor is without knowledge that any proceedings have been instituted for either purpose.

(vii) This Agreement (and any applicable Written Terms Agreement) has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming due authorization, execution, and delivery by you (or, in the case of a Written Terms Agreement, the applicable Selling Agents), constitutes a legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(viii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid, and binding instrument of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy; as of the time any Notes are issued and sold hereunder (and under any applicable Written Terms Agreement), the Notes will have been duly authorized, and when the terms of the Notes and their issuance and sale have been established and approved, and the Notes have been completed, executed, authenticated and delivered (and in the case of Notes represented by a Master Note (as defined in the Administrative Procedures), the Trustee has made appropriate entries on Schedule 1 to such Master Note identifying the Notes as supplemental obligations thereunder and reflecting the issuance of such supplemental obligations), all in accordance with the provisions of the Indenture, the applicable resolutions or other action by or pursuant to the authority of the board of managers of the Company (the “Board of Managers”), this Agreement (and any applicable Written Terms Agreement or other agreement described in Section 1(c)(ii)(B) of this Agreement) and the instructions of the Company, as applicable, and when the Notes have been delivered against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(ix) The Guarantee of Notes has been duly authorized by the Guarantor, and when such Notes to which the Guarantee relates have been duly authorized by the Company, the terms of the Notes and their issuance and sale have been established and approved, the Notes have been completed, executed, authenticated and delivered (and in the case of Notes represented by a Master Note (as defined in the Administrative Procedures), the Trustee has made appropriate entries on Schedule 1 to such Master Note identifying the Notes as supplemental obligations thereunder and reflecting the issuance of such supplemental obligations), all in accordance with the provisions of the Indenture, the applicable resolutions or other action by or pursuant to the authority of the Board of Managers, this Agreement (and any applicable Written Terms

Agreement or other agreement described in Section 1(c)(ii)(B) of this Agreement) and the instructions of the Company, as applicable, and the Notes have been delivered against payment of the consideration therefor, such Guarantee will constitute the legal, valid and binding obligation of the Guarantor entitled to the benefits of the applicable provisions of the Indenture and enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(x) The Company and the Guarantor have not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Selling Agents’ (acting as principals) distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Base Prospectus, any preliminary pricing supplement, the Pricing Supplement, and any Permitted Free Writing Prospectus (as defined below).

(xi) XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Base Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Additional Certifications. Any certificate signed by any manager or officer of the Company or any officer of the Guarantor, as the case may be, and delivered to a Selling Agent or to counsel for such Selling Agent in connection with an offering of Notes or the sale of Notes to a Selling Agent as principal shall be deemed a representation and warranty by the Company and the Guarantor to such Selling Agent as to the matters covered thereby on the date of such certificate.

SECTION 3. Covenants of the Company and the Guarantor.

The Company and the Guarantor covenant with the Selling Agents as follows:

(a) Notice of Certain Events. The Company and the Guarantor will notify BofAS immediately of (i) the filing or effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Base Prospectus or the filing of any Issuer Free Writing Prospectus (other than any such supplement or Issuer Free Writing Prospectus that is otherwise approved or consented to by the applicable Selling Agent (or its counsel) pursuant to the terms of this Agreement) or any document to be filed pursuant to the Exchange Act, which will be incorporated by reference in the Prospectus (other than documents available via EDGAR), (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Disclosure Package (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus), (iv) any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or any Disclosure Package or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the Exchange Act, which will be incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus), (v) the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes or the Guarantee for sale in any jurisdiction as described in Section 3(h) of this Agreement or the initiation or threatening of any proceeding for such purpose, and (vi) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Notice of Certain Proposed Filings. The Company and the Guarantor will give BofAS notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment or supplement to the Registration Statement, the Prospectus or the applicable Disclosure Package (other than a Pricing Supplement or an amendment or supplement providing solely for a change in the payment terms or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the Commission pursuant to the Exchange Act) and will furnish BofAS with a copy of each such proposed registration statement, amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, for review, and will not file or use any such proposed registration statement, amendment or supplement to which BofAS or counsel to BofAS reasonably object.

(c) Copies of the Registration Statement and the Prospectus and Exchange Act Filings. The Company and the Guarantor will deliver to the Selling Agents, without charge, as many signed and conformed copies of (i) the Indenture; (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes (and the Guarantee) as the Selling Agents may reasonably request. The Company and the Guarantor will furnish to the Selling Agents as many copies of the Base Prospectus, any preliminary pricing supplement and the Prospectus (each as amended or supplemented) or any Issuer Free Writing Prospectus as the Selling Agents shall reasonably request so long as the Selling Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Securities Act. Upon request, the Company and the Guarantor will furnish to the Selling Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company or the Guarantor with the Commission pursuant to the Exchange Act as soon as practicable after the filing thereof, if such documents are not then publicly available on a website or other electronic system maintained by the Commission.

(d) Registration Statement Renewal Deadline. If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes purchased as principal remain unsold by the Selling Agents, the Company and the Guarantor will file, prior to the Renewal Deadline, if they have not already done so and are eligible to do so, a new shelf registration statement relating to the Notes and the Guarantee, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Guarantor will take all other reasonable action necessary or appropriate to permit the public offering and sale of such Notes to continue as contemplated in the expired registration statement relating to such Notes. References in this Agreement to the Registration Statement shall include such new shelf registration statement.

(e) Revisions of Prospectus — Material Changes. Except as otherwise provided in subsection (i) of this Section 3, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Selling Agents or counsel for the Company and the Guarantor, to further amend or supplement the Prospectus or any Disclosure Package in order that the Prospectus or such Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Disclosure Package in order to comply with the requirements of the Securities Act or the Exchange Act, immediate notice shall be given, and confirmed in writing, to each Selling Agent to cease the solicitation of offers to purchase the applicable Notes in the Selling Agent’s capacity as agent (and, if so notified, such Selling Agent shall promptly cease such solicitation) and to cease sales of any such Notes the Selling Agent may then own as principal, and the Company and the Guarantor will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise (including, if consented to by the Selling Agents, by means of an Issuer Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or the applicable Disclosure Package comply with such requirements.

(f) Permitted Free Writing Prospectuses. (i) Each of the Company and the Guarantor represents and agrees that it has not made, and unless it obtains the prior written consent (which may be in electronic form) of the applicable Selling Agents or their counsel, it will not make, and each Selling Agent represents and agrees that it has not made, and unless it obtains the prior written consent (which may be in electronic form) of the Company and the Guarantor, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission or retained under Rule 433 under the Securities Act; provided that prior written consent of the Selling Agents shall be deemed to have been given with respect to each Issuer Free Writing Prospectus (including any Final Term Sheet) approved by such Selling Agents (or their counsel) in connection with an offering of Notes pursuant to this Agreement. Any such free writing prospectus consented to by the Company, the Guarantor and the applicable Selling Agent or Selling Agents (or their counsel) is referred to herein as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company, the Guarantor and the applicable Selling Agents, the Company and the Guarantor (A) have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (B) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of the contents thereof, timely filing with the Commission, legending and record keeping. Each of the Company and the Guarantor consents to the use by any Selling Agent of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in such Rule 433, and (2) complies with the requirements of Rule 164 and Rule 433 and contains only (X) information describing the preliminary terms of the Notes (and related Guarantee) or their offering, (Y) information permitted by Rule 134 under the Securities Act or (Z) information that describes the final terms of the Notes (and related Guarantee) or their offering and that is included in the Final Term Sheet contemplated in Section 4(a) of this Agreement. In addition, a Selling Agent may use and distribute a road show (as defined in such Rule 433) prepared or recorded with the Guarantor, unless (1) the Guarantor reasonably requests otherwise in writing and (2) the Guarantor otherwise ceases its own use or replay of such road show. The prior sentence shall not limit any of the Guarantor’s obligations under paragraph (e) above.

(ii) The Company, the Guarantor and each Selling Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section 3(f). Such written policies may be applicable to one or more issuances of Notes, and may relate to, without limitation, (A) the obligations of the Company, the Guarantor and the Selling Agents for filing free writing prospectuses with the Commission, (B) procedures for the preparation, review and use of free writing prospectuses, (C) the Selling Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) under the Securities Act (a “Selling Agent Represented Limited-Use Free Writing Prospectus”), (D) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and the Guarantor and/or the Selling Agents and (E) any other related matters as the Company and the Guarantor may agree from time with one or more of the Selling Agents.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes hereunder in the manner described under the caption “Use of Proceeds” in the Prospectus or as specified in the applicable Disclosure Package. The Guarantor shall apply the proceeds from any loans described under the caption “Use of Proceeds” in the Prospectus in the manner described therein or as specified in the applicable Disclosure Package.

(h) Blue Sky Qualification. The Company and the Guarantor will endeavor, in cooperation with the Selling Agents, to qualify the Notes and the Guarantee for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Selling Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes and the Guarantee have been qualified as above provided. The Company and the Guarantor will promptly advise the Selling Agents of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes and the Guarantee for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i) Suspension of Certain Obligations. The Company and the Guarantor shall not be required to comply with the provisions of subsections (e) or (f) of this Section 3, Section 4, the provisions of subsections (b) or (c) of Section 5 or the provisions of Sections 8(b), 8(c) and 8(d) during any period from the time the Selling Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a notice from the Company and the Guarantor; provided that the Selling Agents shall not then hold any Notes as principal purchased from the

Company, until the time the Company and the Guarantor shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Selling Agents to purchase Notes as principal.

SECTION 4. Additional Covenants of the Company. The Company covenants with the Selling Agents as follows:

(a) Final Term Sheet. If requested by the applicable Selling Agents with respect to an offering of Notes hereunder, the Company will prepare a final term sheet containing only a description of such Notes and related Guarantee, in a form approved by the applicable Selling Agents or their counsel, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (each such term sheet, a “Final Term Sheet”). The form of such Final Term Sheet may be set forth as an exhibit or an annex to a Written Terms Agreement. Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(b) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to a Selling Agent pursuant to this Agreement (and any applicable Written Terms Agreement), a Pricing Supplement with respect to such Notes in substantially the form previously approved by the Selling Agents or their counsel and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the Notes or the date on which such Pricing Supplement is first used. If a Selling Agent has advised the Company in writing that such Selling Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the Securities Act set forth in Rule 172 under the Securities Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, to the extent permitted by Rule 172(c)(3) under the Securities Act.

(c) After the Company initially lists an issuance of the Notes on a securities exchange contemplated by Section 18(a)(1)(A) or (B) of the Securities Act (a “Designated Exchange”), the Company shall notify the Selling Agents in writing if it becomes aware that the Company will cease within 30 calendar days to have any Notes (or any securities that rank pari passu with, or senior to, the Notes) listed on a Designated Exchange.

SECTION 5. Additional Covenants of the Guarantor. The Guarantor covenants with the Selling Agents as follows:

(a) Shareholder Reports and Communications. So long as any Notes are outstanding, the Guarantor shall furnish to the Selling Agents copies of all reports or other communications (financial or other) furnished to its stockholders generally (unless such reports or communications are available on the Guarantor’s website or are otherwise publicly available), and to deliver (i) as soon as they are available, copies of any reports and financial statements filed with or furnished to the Commission or any national securities exchange on which any class of securities of the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Guarantor as the Selling Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that in the case of each of clause (i) and (ii), such delivery will not be required hereunder to the extent that the applicable documents are publicly available on EDGAR or otherwise on any website or electronic system maintained by the Commission.

(b) Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in subsection (i) of Section 3, within twenty-four hours of a release to the general public of interim financial statement information related to the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Guarantor shall promptly furnish such information to the Selling Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the Commission).

(c) Prospectus Revisions — Audited Financial Information. Except as otherwise provided in subsection (i) of Section 3, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Guarantor for the preceding fiscal year, the Guarantor shall furnish promptly such information to the Selling Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the Commission).

(d) Earnings Statements. Unless otherwise provided in the applicable Written Terms Agreement, if any, or in any other agreement with the Selling Agents entered into pursuant to this Agreement, the Guarantor will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering each twelve-month period beginning, in each case, not later than the first day of the Guarantor’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(e) Exchange Act Filings. The Guarantor, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

SECTION 6. Conditions of Obligations.

The obligations of a Selling Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through any Selling Agent as agent and any obligation of a Selling Agent to purchase Notes as principal pursuant to any agreement therefor will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of each applicable Representation Date, to the accuracy of the statements of the officers of the Company and the Guarantor made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

(a) No Stop Order; No Objection from the Financial Industry Regulatory Authority, Inc. (“FINRA”). For the period from and after effectiveness of this Agreement and prior to the applicable Settlement Date:

(i) No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(ii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company, the Guarantor and the applicable Selling Agents.

(b) Legal Opinions. On the date hereof, the Selling Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Selling Agents:

(i) Opinion of Company and Guarantor Counsel. The opinion of McGuireWoods LLP, counsel for the Company and the Guarantor, to the effect of paragraphs (A), (B) and (F) through (N) below, and the opinion of the General Counsel of the Guarantor (or such other attorney, reasonably acceptable to counsel to the Selling Agents, who exercises general supervision or review in connection with a particular securities law matter for the Guarantor), to the effect of paragraphs (C) through (E) below:

(A) The Company is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own its properties and conduct its business as described in the Prospectus.

(B) The Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

(C) Each of the Company, the Guarantor and the Principal Subsidiary Bank is qualified or licensed to do business in each jurisdiction in which such counsel has knowledge that the Company, the Guarantor or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.

(D) All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55, as amended) nonassessable, and, except as otherwise set forth in the Base Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned, directly or indirectly, by the Guarantor free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances with respect thereto.

(E) Such counsel is without knowledge that there is (1) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company, the Guarantor or any of the Guarantor’s subsidiaries, required to be disclosed in the Registration Statement or the Base Prospectus which is omitted or not adequately disclosed therein, or (2) any contract or other document required to be described in the Registration Statement or the Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed as required.

(F) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor, and assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(G) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, has been duly qualified under the Trust Indenture Act, and assuming the due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(H) The Notes have been duly authorized, subject to further specific authorization for each issuance of Notes by proper action of the Company, and, when the terms of the Notes and their issuance and sale have been established and approved, the Notes have been completed, executed, authenticated and delivered (and in the case of Notes represented by a Master Note (as defined in the Administrative Procedures), the Trustee has made appropriate entries or notations on Schedule 1 to such Master Note identifying the Notes as supplemental obligations thereunder and reflecting the issuance of such supplemental obligations), all in accordance with the provisions of the Indenture, the applicable resolutions or other action by or pursuant to the authority of the Board of Managers, this Agreement (and any applicable Written Terms Agreement or other agreement described in Section 1(c)(ii)(B) of this Agreement) and the instructions of the Company, as applicable, and the Notes have been delivered against payment of the consideration therefor, the Notes will constitute legal, valid and binding obligations of the Company up to the maximum aggregate offering price of the Notes authorized for issuance, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(I) The Guarantee has been duly authorized by the Guarantor, and when such Notes to which the Guarantee relates have been duly authorized by the Company, the terms of the Notes and their issuance and sale have been established and approved, the Notes have been completed, executed, authenticated and delivered (and in the case of Notes represented by a Master Note (as defined in the Administrative Procedures), the Trustee has made appropriate entries or notations on Schedule 1 to such Master Note identifying the Notes as supplemental obligations thereunder and reflecting the issuance of such supplemental obligations), all in accordance with the provisions of the Indenture, the applicable resolutions or other action by or pursuant to the authority of the Board of Managers, this Agreement (and any applicable Written Terms Agreement or other agreement described in Section 1(c)(ii)(B) of this Agreement) and the instructions of the Company, as applicable, and the Notes have been delivered against payment of the consideration therefor, such Guarantee will constitute the legal, valid and binding obligation of the Guarantor entitled to the benefits of the applicable provisions of the Indenture and enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(J) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and such counsel is without knowledge that any proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than (a) the financial statements, supporting schedules, footnotes and other financial, accounting and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion and (b) that part of the Registration Statement which constitutes the Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, and the respective rules and regulations thereunder.

(K) The statements made in the prospectus relating to the Company’s debt securities dated                 , 20     in the first two paragraphs under the caption “Description of Debt Securities—Form and Denomination of Debt Securities” and in the MTN Prospectus Supplement under the caption “Description of the Notes—Form,

Exchange, Registration, and Transfer of Notes” insofar as they purport to constitute summaries of the material terms of the Notes, constitute accurate summaries in all material respects.

(L) The statements made in the prospectus relating to the Company’s debt securities dated                 , 20    under the caption “Description of Debt Securities”, as supplemented and/or superseded by the statements in the MTN Prospectus Supplement under the caption “Description of the Notes,” insofar as they purport to constitute summaries of the material terms of the Indenture, constitute accurate summaries in all material respects.

(M) None of the issuance and sale of the Notes or the Guarantee, the consummation of any other of the transactions herein contemplated, and the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (1) the Company’s Certificate of Formation or limited liability company agreement, (2) the Guarantor’s Restated Certificate of Incorporation or Bylaws, as amended to date, (3) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company, the Guarantor or the Principal Subsidiary Bank is a party or bound, or (4) any order, law or regulation known to such counsel to be applicable to the Company, the Guarantor or the Principal Subsidiary Bank of any U.S. court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or the Principal Subsidiary Bank.

(N) No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable in relation to transactions of the type contemplated by the Indenture, this Agreement, the Notes and the related Guarantee, or the General Corporation Law or the Limited Liability Company Act of the State of Delaware is required for the execution, delivery and performance by the Company or the Guarantor of its respective obligations under the Indenture, this Agreement, the Notes and the related Guarantee, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of North Carolina and New York, the United States or the General Corporation Law and the Limited Liability Company Act of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of counsel for the Selling Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Selling Agents, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company, the Guarantor and their subsidiaries and public officials.

In rendering such opinion, but without opining in connection therewith, such counsel shall state that, although it expresses no view as to portions of the Registration Statement or Base Prospectus, including any document incorporated by reference therein, consisting of financial statements, supporting statements, footnotes and other financial, accounting and statistical information, that part of the Registration Statement which constitutes the Form T-1 or statements in the Prospectus concerning the securities and other commercial laws of countries or jurisdictions other than the United States, and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Base Prospectus or any amendment or supplement thereto (other than as stated in (K) and (L) above), nothing has come to its attention that has caused it to believe that such remaining portions of the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Notes and the Guarantee, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Base Prospectus, as amended or supplemented, as of the date of such opinion, insofar as it relates to the offering of the Notes and the Guarantee, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this paragraph, “time it became effective” means (i) the date on which the Registration Statement initially became effective and (ii) the later of (A) the date on which the most recent post-effective amendment thereto (if any) became effective and (B) the date of filing with the SEC of the Guarantor’s most recent Annual Report on Form 10-K.

(ii) Opinion of Counsel to the Selling Agents. The opinion of Davis Polk & Wardwell LLP, counsel to the Selling Agents, to the effect that:

(A) The Indenture (including the Guarantee set forth therein) has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

(B) Assuming the terms of a particular tranche of Notes, at the time of issuance, have been duly authorized and established in accordance with all required corporate action and in conformity with the requirements of the Indenture (and in the case of Notes represented by a Master Note (as defined in the Administrative Procedures), the Trustee has made appropriate entries on Schedule 1 to such Master Note identifying the Notes as supplemental obligations thereunder and reflecting the issuance of such supplemental obligations), such Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof pursuant to the Distribution Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

(C) The Distribution Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), and except as rights to indemnity and contribution thereunder may be limited by applicable law.

(D) No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable in relation to transactions of the type contemplated by the Indenture, this Agreement, the Notes and the related Guarantee, or the General Corporation Law of the State of Delaware, or the Delaware Limited Liability Company Act is required for the execution, delivery and performance by the Company or the Guarantor of its respective obligations under the Indenture, this Agreement, the Notes and the related Guarantee, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

(E) Such counsel has considered the statements included in the Base Prospectus under the captions “Description of Debt Securities” (in the prospectus relating to the Company’s debt securities dated                 , 20    ), “Description of the Notes” (in the MTN Prospectus Supplement), “Plan of Distribution (Conflicts of Interest)” (in the prospectus relating to the Company’s debt securities dated                 , 20    ) and “Supplemental Plan of Distribution (Conflicts of Interest)” (in the MTN Prospectus Supplement) insofar as they summarize provisions of the Indenture, the Notes, the Guarantees and this Agreement and in the opinion of such counsel, such statements fairly summarize these provisions in all material respects.

In giving the opinions required by this subsection (b)(ii) of this Section, Davis Polk & Wardwell LLP shall also furnish a letter to the Selling Agents stating that (i) the Registration

Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) it has no reason to believe that the Registration Statement, at the time it originally became effective (other than financial statements or other financial information contained therein and the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Base Prospectus, as of the date the letter is being rendered (other than the financial statements and other financial information contained therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the avoidance of doubt, the statements contained in this subsection do not extend to or otherwise address any Pricing Supplement.

(c) Officer’s Certificate of the Company. On the date hereof, the Selling Agents shall have received a certificate of the Company signed by the President, Treasurer, Secretary or any Vice President of the Company or such other officer of the Company duly authorized by the Board of Managers or pursuant to the authority of the Board of Managers to act in connection with the issuance and sale of the Notes, dated as of the date hereof, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Base Prospectus and this Agreement and they are without knowledge that (i) the representations and warranties of the Company contained in Section 2 hereof are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iii) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission, and (iv) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

(d) Officer’s Certificate of the Guarantor. On the date hereof, the Selling Agents shall have received a certificate of the Guarantor, signed by the Treasurer, any Senior or other Vice President, any Managing Director, any Director, or any other officer of the Guarantor duly authorized by, or pursuant to the authority of, the board of directors of the Guarantor to act in connection with the Guarantee, dated as of the date hereof, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Base Prospectus and this Agreement and they are without knowledge that (i) since the respective dates as of which information is given in the Registration Statement and the Base Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Base Prospectus, (ii) the representations and warranties of the Guarantor contained in Section 2 hereof are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Guarantor has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission, and (v) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Guarantee, or which in any way affects the validity of the Guarantee.

(e) Comfort Letter. On the date hereof, the Selling Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Selling Agents, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Base Prospectus.

(f) Other Documents. On the date hereof and on each Settlement Date with respect to any purchase of Notes by a Selling Agent as principal pursuant to a Written Terms Agreement, counsel to the Selling Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of Notes and the Guarantee as herein contemplated shall be satisfactory in form and substance to such Selling Agent and to counsel to the Selling Agents.

(g) No Material Misstatements or Omissions. There shall not have come to the Selling Agent’s attention any facts that would cause such Selling Agent to believe that any Disclosure Package, including any Selling Agent Represented Limited-Use Free Writing Prospectus, at the Initial Sale Time with respect to the Notes to be issued, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any condition specified in this Section 6 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Selling Agents and their counsel, this Agreement and all obligations of the Selling Agents may be terminated by the Selling Agents by notice to the Company and the Guarantor at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 5(d) of this Agreement, the indemnity and contribution agreements set forth in Sections 9 and 10 of this Agreement, the provisions concerning payment of expenses under Section 11 of this Agreement, the provisions concerning the survival of the representations, warranties and agreements set forth in Section 12 of this Agreement and the provisions regarding parties set forth under Section 17 of this Agreement shall remain in effect.

SECTION 7. Delivery of and Payment for Notes Sold through the Selling Agents.

Delivery of Notes sold through a Selling Agent as agent shall be made by the Company to such Selling Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for Notes on the date fixed for settlement, the Selling Agent shall promptly notify the Company and deliver the Notes to the Company, and, if the Selling Agent has theretofore paid the Company for such Notes, the Company will promptly return such funds to the Selling Agent. If such failure occurred for any reason other than default by the Selling Agent in the performance of its obligations hereunder, the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 8. Additional Covenants of the Company and the Guarantor.

The Company and the Guarantor covenant and agree with the Selling Agents that:

(a) Reaffirmation of Representations and Warranties. Without limiting the provisions of the first paragraph of Section 2(a), each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to a Selling Agent pursuant to a sale of Notes to such Selling Agent as principal, shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement and in any certificate theretofore delivered to such Selling Agent pursuant to this Agreement are true and correct at the time of such acceptance, sale or delivery, as the case may be (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus as amended and supplemented and the applicable Disclosure Package to each such time).

(b) Subsequent Delivery of Certificates. Reasonably promptly following each time (i) the Guarantor files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus, (ii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented (other than by filing of a preliminary pricing supplement or a Pricing Supplement or by an amendment or supplement (A) changing the payment terms of Notes or similar changes, (B) which relates exclusively to an offering of securities other than the Notes or (C) which the applicable Selling Agents deem immaterial) or (iii) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(c) of this Agreement, the Company and the Guarantor shall furnish or cause to be furnished to the Selling Agents forthwith a certificate of each of the Company and the Guarantor, signed by the President, Treasurer, Secretary or any Vice President of the Company and by any Managing Director, Director, Senior Vice President or the Treasurer of the Guarantor or such other officer of the Guarantor duly authorized by or pursuant to the authority of the Guarantor’s board of directors and satisfactory to the Selling Agents or their counsel, as applicable, dated, with respect to clause (i) above, the date of delivery of such certificate, or with respect to clause (ii) or (iii) above, the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form satisfactory to the Selling Agents to the effect that the statements contained in the certificates referred to in Sections 6(c) and (d) of this Agreement which was last furnished to the Selling Agents are true and correct at such time as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the applicable Disclosure Package and the Base Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in said Sections 6(c) and (d), modified as necessary to relate to the Registration Statement, the applicable Disclosure Package and the Base Prospectus as amended and supplemented to the time of delivery of such certificate. If such certificate is delivered pursuant to clause (iii) above at the request of a Selling Agent, such certificate shall also relate to the applicable Disclosure Package as of the applicable Initial Sale Time.

(c) Subsequent Delivery of Legal Opinions. Reasonably promptly following each time (i) the Guarantor files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (ii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented (other than by filing of a preliminary pricing supplement or a Pricing Supplement or by an amendment or supplement (A) changing the payment terms of Notes or similar changes, (B) which relates exclusively to an offering of securities other than the Notes or (C) which the applicable Selling Agents deem immaterial) or (iii) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(c) of this Agreement, the Company and the Guarantor shall furnish or cause to be furnished forthwith to the Selling Agents and to counsel to the Selling Agents the written opinions of McGuireWoods LLP, counsel to the Company and the Guarantor, and the General Counsel of the Guarantor (or such other attorney, reasonably acceptable to counsel to the Selling Agents, who exercises general supervision or review in connection with a particular securities law matter for the Guarantor) dated, with respect to clause (i) above, the date of delivery of such opinion, or, with respect to clause (ii) or (iii) above, the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form and substance satisfactory to the Selling Agents, of the same tenor as the opinions referred to in Section 6(b)(i) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions (including, if applicable, any free writing prospectuses to be reflected in such opinion pursuant to the provisions of Section 3(f)(ii) above); or, in lieu of such opinions, counsel last furnishing such opinions to the Selling Agents shall furnish the Selling Agents with a letter substantially to the effect that the Selling Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented (including, if applicable, any free writing prospectuses to be reflected in such letter pursuant to the provisions of Section 3(f)(ii) above)). If such opinion is delivered pursuant to clause (iii) above at the request of a Selling Agent, such opinion shall also relate to (A) the applicable Disclosure Package as of the applicable Initial Time of Sale, (B) the applicable form of note representing the Notes described in the applicable Pricing Supplement and (C) if applicable, the Written Terms Agreement.

(d) Subsequent Delivery of Comfort Letters. Reasonably promptly following each time (i) the Guarantor files with the Commission any Annual Report on Form 10-K, (ii) if required by the Selling Agents, the Guarantor files with the Commission any Quarterly Report on Form 10-Q, (iii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the Securities Act or (iv) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(c) of this Agreement, the Guarantor shall cause PricewaterhouseCoopers forthwith to furnish the Selling Agents a letter (which may refer to letters previously delivered to the Selling

Agents), dated, with respect to clause (i) or (ii) above, the date of delivery of such letter, or, with respect to clause (iii) above, the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form satisfactory to the Selling Agents, of the same tenor as the portions of the letter set forth in clauses (i) and (ii) of Section 6(e) of this Agreement but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter set forth in clause (iii) of said Section 6(e) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor. If any other information included therein or in the applicable Disclosure Package is of an accounting, financial or statistical nature, the Selling Agents may request procedures be performed with respect to such other information. If PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided as soon as reasonably practicable after the filing of the Annual Report on Form 10-K or with respect to any letter required by the Selling Agents pursuant to subparagraph (ii) or (iii) hereof, at the request by the Selling Agents.

(e) Obligations of the Selling Agents. The Selling Agents shall be under no obligations pursuant to Section 1(b) above until any document required by this Section 8 is delivered.

SECTION 9. Indemnification.

(a) Indemnification of the Selling Agents. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Selling Agent and each person, if any, who controls any Selling Agent within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Selling Agent or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the information contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to reimburse each Selling Agent and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Selling Agents) as such expenses are reasonably incurred by such Selling Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Selling Agent Information (or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company or the Guarantor may otherwise have.

(b) Indemnification of each of the Company and the Guarantor, and their Directors and Officers. Each Selling Agent agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor, each of their managers or directors, as the case may be, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantor or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Selling Agent Information; and to reimburse the Company, the Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantor hereby acknowledges that the only Selling Agent Information consists of the statements set forth in (w) the ninth, tenth, eleventh and twelfth paragraphs under the caption “Supplemental Plan of Distribution (Conflicts of Interest)” in the MTN Prospectus Supplement, (x) the names of the Selling Agents and statements agreed in writing by the Company, the Guarantor and the Selling Agents in the applicable Pricing Supplement or Prospectus in the case of any purchases of Notes by a Selling Agent as principal, (y) as to any Issuer Free Writing Prospectus, any statements specifically identified by a Selling Agent to the Company in writing prior to the distribution of such document as being subject to this sentence, and (z) any other written information relating to a Selling Agent furnished to the Company or the Guarantor by such Selling Agent specifically for use in any applicable product supplement, index supplement and/or prospectus addendum or Pricing Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Agents may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Selling Agents)), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 10. Contribution.

If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company, the Guarantor and the Selling Agents shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Selling Agents, on the other hand, from the applicable offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Selling Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Selling Agents, on the other hand, in connection with the applicable offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total selling agents’ commission received by the Selling Agents, in each case as set forth on the front cover page of the applicable Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company and the Guarantor, on the one hand, and the Selling Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantor, on the one hand, or the Selling Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 9(c) for purposes of indemnification. The Company, the Guarantor and the Selling Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Selling Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Selling Agent shall be required to contribute any amount in excess of the selling commissions received by such Selling Agent in connection with the Notes sold by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Agents’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to the amount of Notes each Selling Agent sells through its efforts. For purposes of this Section 10, each Selling Agent and each person, if any, who controls a Selling Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Selling Agent, and each manager of the Company or director of the Guarantor, as applicable, each officer of the Company or the Guarantor, as applicable, who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor, as applicable, within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Guarantor, as applicable. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph.

SECTION 11. Payment of Expenses.

Except as provided in the applicable Written Terms Agreement (if any), the Company and the Guarantor, jointly and severally, agree to pay all expenses incident to the performance of its obligations under this Agreement, including:

(a) The preparation, printing, delivery to the Selling Agents and filing of the Registration Statement, each product supplement, the Base Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus;

(b) The preparation, filing and reproduction of this Agreement;

(c) The preparation, printing, issuance and delivery of the Notes to the Selling Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Selling Agents and the fees and expenses of any transfer agent or trustee for the Notes;

(d) The fees and expenses of counsel to any such transfer agent or trustee;

(e) The fees and disbursements of the Company’s counsel, of the Guarantor’s accountants and counsel, of the Trustee and its counsel, and of any registrar, transfer agent, paying agent or calculation agent;

(f) The reasonable fees and disbursements of counsel to the Selling Agents incurred from time to time in connection with the transactions contemplated hereby;

(g) The qualification of the Notes and the Guarantee under state securities or insurance laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Selling Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Selling Agents of any survey of the U.S. state securities laws governing the offering of the Notes;

(h) The preparation, printing, reproduction and delivery to the Selling Agents of copies of the Indenture and all supplements and amendments thereto;

(i) Any fees charged by rating agencies for the rating of the Notes;

(j) With prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(k) The fees and expenses, if any, incurred with respect to any filing with FINRA;

(l) Any advertising and other out-of-pocket expenses of the Selling Agents incurred with the approval of the Company;

(m) The cost of providing any CUSIP or other securities identification numbers for the Notes; and

(n) The fees and expenses of any depository and any nominees thereof in connection with the Notes.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements of the Company and the Guarantor contained in this Agreement or in certificates of their respective officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Selling Agent or any controlling person of any Selling Agent, or by or on behalf of the Company or the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 13. Termination.

(a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by a Selling Agent to purchase Notes from the Company as principal) may be terminated for any reason, with respect to one or more, or all, of the Selling Agents, at any time by either the Company or one or more of the Selling Agents upon the giving of written notice of such termination to the other party hereto. Any termination by the Company of this Agreement with respect to one or more, but less than all, of the Selling Agents shall be effective with respect to such designated Selling Agents only, and the Agreement will remain in force and effect with respect to any other Selling Agents who remain parties hereto.

(b) Termination of Agreement to Purchase Notes as Principal. A Selling Agent may terminate any agreement hereunder by such Selling Agent to purchase Notes as principal, immediately upon notice to the Company and the Guarantor at any time prior to the Settlement Date relating thereto, if (i) trading in any securities of the Company or the Guarantor has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (ii) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Guarantor and its subsidiaries taken as a whole, the effect of which is such as to make it, in the sole judgment of such Selling Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the

United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Selling Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (v) since the date of such agreement (x) a downgrading shall have occurred in the rating accorded the Company’s or the Guarantor’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, or (y) such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Guarantor’s debt securities.

(c) General. In the event of a termination under this Section 13, or following the Settlement Date in connection with a sale to or through a Selling Agent appointed on a one-time basis, such Selling Agent will have no obligations or liability to the Company or the Guarantor and will not be entitled to any benefits hereunder, and the Company and the Guarantor will have no obligations or liability to such Selling Agent and will not be entitled to any benefits hereunder with respect to such Selling Agent, except that (i) the Selling Agents shall be entitled to any commission earned in accordance with Section 1(b) hereof, (ii) if at the time of termination (A) any Selling Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or such purchaser’s agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(d) hereof, the provisions of Section 11 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 12, 14, 15, 16, 17, 18 and 19 hereof shall remain in effect.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any Written Terms Agreement and any interest and obligation in or under this Agreement and any Written Terms Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any Written Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Written Terms Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and any Written Terms Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 14 apply notwithstanding the following Section 15.

SECTION 15. Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)

Notwithstanding anything to the contrary in this Agreement and any Written Terms Agreement or any other agreement, but subject to the requirements of Section 14, no party to this Agreement and any Written Terms Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement or any Written Terms Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)

After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement and any Written Terms Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement or any Written Terms Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c)	Definitions. For purposes of the above Section 14 and this Section 15 the following definitions will apply:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party;

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile and shall be effective upon receipt. Notices to the Company or the Guarantor shall be delivered at the addresses specified below and notices to any Selling Agent shall be delivered to it at the address set forth on Exhibit A or at the address provided by the Selling Agent in the document appointing such Selling Agent as such under this Agreement.

If to the Company or the Guarantor:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-06-10

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: Corporate Treasury – Strategic Asset Liability Management

Fax: (704) 548-5999

Email: tmtreasuryfunding@bofa.com

With copies to:

Bank of America Corporation

Legal Department

214 North Tryon Street

NC1-027-20-05

Charlotte, North Carolina 28255

Attention: General Counsel

Fax: (980) 386-0420

and

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: Richard W. Viola

Telephone: (704) 343-2149

Fax: (704) 343-2300

Email: rviola@mcguirewoods.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 16.

SECTION 17. No Fiduciary Duties; Parties.

(a) Each of the Company and the Guarantor acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Selling Agents, on the other hand, and each of the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Selling Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company, the Guarantor or their respective affiliates, equity holders, creditors or employees or any other party; (iii) no Selling Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Selling Agent has advised or is currently advising the Company or the Guarantor on other matters) and no Selling Agent has any obligation to the Company or the Guarantor with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Selling Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantor and that the several Selling Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Selling Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and each of the Company and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Selling Agents, or any of them, with respect to the subject matter hereof. Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the several Selling Agents with respect to any breach or alleged breach of fiduciary duty.

(c) This Agreement shall inure to the benefit of and be binding upon the Selling Agents, the Guarantor, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. Governing Law; Counterparts.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, notwithstanding any otherwise applicable conflicts of law principles. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 19. Effect of Headings.

The section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantor a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Selling Agents, the Company and the Guarantor in accordance with its terms.

Very truly yours,

BofA FINANCE LLC, as issuer

By:
Name:
Title:

BANK OF AMERICA CORPORATION, as Guarantor

By:
Name:
Title:

Accepted:

BofA SECURITIES, INC.

By:
Name:
Title:

EXHIBIT A

SELLING AGENTS

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

A-1

EXHIBIT B

As compensation for the services of a Selling Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note by such Selling Agent, whether such Selling Agent acts as agent of the Company or as principal, which, unless otherwise agreed between the Company and Selling Agent, shall be equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 3 months to less than 6 months	To be agreed upon
From 6 months to less than 9 months	To be agreed upon
From 9 months to less than 1 year	To be agreed upon
From 1 year to less than 18 months	To be agreed upon
From 18 months to less than 3 years	.200%
3 years	.250%
4 years	.300%
5 years	.350%
6 years	.350%
7 years	.400%
8 years	.400%
9 years	.400%
10 years	.450%
11 years	.450%
12 years	.475%
13 years	.475%
14 years	.475%
15 years	.500%

B-1

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
30 years	.875%

The commission for Notes with a maturity more than 30 years or sold to one or more Selling Agents as agent or as principal also is subject to negotiation between the Company and the Selling Agent at the time of sale.

B-2

EXHIBIT C

Form of Written Terms Agreement

BofA FINANCE LLC

WRITTEN TERMS AGREEMENT

To:	BofA Securities, Inc.

and such other Selling Agents as shall be named for purposes of any Written Terms Agreement

(collectively, the “Initial Purchasers”)

Ladies and Gentlemen:

Re: BofA Finance LLC Senior Medium-Term Note Program, Series A, fully and unconditionally guaranteed by Bank of America Corporation

BofA Finance LLC (the “Company”) proposes to issue and sell, and Bank of America Corporation (the “Guarantor”), as guarantor under the Guarantee referred to in the Distribution Agreement (defined below), proposes to guarantee, in each case pursuant to and in accordance with the terms of the Indenture (as defined in the Distribution Agreement), the securities specified in the Schedule hereto (the “Notes”), subject to the terms and conditions stated herein and in the Distribution Agreement, dated                 , 20    (the “Distribution Agreement”), among the Company and the Guarantor, on the one hand, and BofA Securities, Inc. [and any other party acting as a Selling Agent thereunder (BofA Securities, Inc. and such other Selling Agents together, the “Initial Purchasers”)], on the other.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Selling Agents, as agents of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Written Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as therein defined. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Company, solely by virtue of its execution of this Written Terms Agreement.

Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Written Terms Agreement, except that each representation and warranty in Section 2 of the Distribution Agreement which makes reference to the Prospectus (as defined therein) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Written Terms Agreement in relation to the Prospectus as amended or supplemented to relate to the Notes, and except that the representation and warranty in Section 2(a)(iii) of the Distribution Agreement shall be deemed to be a representation and warranty as of the Initial Sale Time in relation to the Disclosure Package as provided in Section 2(a)(iii).

[Notwithstanding the foregoing, insofar as it is deemed to be incorporated in and made a part of this Written Terms Agreement, the Distribution Agreement shall be subject to, and to the extent necessary amended by, the Letter of Appointment pursuant to which we appointed each of you to act as a Selling Agent under the Distribution Agreement on certain terms and conditions specified in such letter.]

[For all purposes of this Written Terms Agreement, references in the Distribution Agreement to the “Selling Agents” shall mean the Initial Purchasers listed in Schedule 1 hereto, for which BofA Securities, Inc. is acting as representative. Each of you agrees that all determinations to be made by the Initial Purchasers under this Written Terms Agreement, including the determination whether or not the conditions in Section 6 of the Distribution Agreement have been satisfied and, if not, whether or not any such conditions shall be waived, shall be made solely by BofA Securities, Inc., on behalf of the Initial Purchasers.]

A Pricing Supplement related to the Notes, substantially in the form heretofore delivered to you, is now proposed to be filed with the Commission. Schedule 2 may also list one or more free writing prospectuses that shall be “Issuer Free Writing Prospectuses” under the Distribution Agreement.

Subject to the terms and conditions set forth herein and the applicable terms and conditions set forth in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [each of] you, and [each of] you agree[s, severally and not jointly,] to purchase from the Company at the time and place and at the purchase price set forth in Schedule 2 hereto, the principal amount of Notes set forth [opposite your respective name] in Schedule 1 hereto. You further agree that any Notes offered and sold by you to the original purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in Schedule 2 hereto, unless BofA Securities, Inc., the Company and the Guarantor otherwise agree.

This Written Terms Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws. This Written Terms Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

[If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Distribution Agreement and/or this Written Terms Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which they have agreed to purchase such Notes, as the case may be, bear to the aggregate amount of Notes agreed to be purchased by all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase;

provided, however, that in the event that the aggregate amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes that the Initial Purchasers have agreed to purchase, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes, and if such non-defaulting Initial Purchasers do not purchase all such Notes, the agreement of the Initial Purchasers to purchase such Notes will terminate without liability to any non-defaulting Initial Purchaser, the Company or the Guarantor. In the event of a default by any Initial Purchaser as set forth in this paragraph, the Settlement Date shall be postponed for such period, not exceeding seven days, as [BofA Securities, Inc.] [other applicable lead manager] shall determine in order that the required changes in the Disclosure Package or Pricing Supplement or in any other documents or arrangements may be effected. Nothing contained in the Distribution Agreement or this Written Terms Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantor and any non-defaulting Initial Purchaser for damages occasioned by its default.]

If the foregoing is in accordance with your understanding of our agreement under this Written Terms Agreement and including those provisions of the Distribution Agreement incorporated herein by reference as provided above, please sign and return to us the enclosed duplicate hereof, whereupon this Written Terms Agreement and your acceptance shall represent a binding agreement among the parties. [It is understood that the acceptance by BofA Securities, Inc. of this Written Terms Agreement on behalf of each of the other Initial Purchasers is or will be pursuant to authority granted to BofA Securities, Inc. by such Initial Purchaser.]

Very truly yours,

For: BofA FINANCE LLC

By:
Name:
Title:

For: BANK OF AMERICA CORPORATION

By:
Name:
Title:

The foregoing Written Terms Agreement is hereby confirmed and accepted as of the date specified above:

By: BofA SECURITIES, INC.

By:
Name:
Title:

[For itself and the other

several Initial Purchasers]

SCHEDULE 1 TO WRITTEN TERMS AGREEMENT

Name of Initial Purchaser	Commitments

BofA Securities, Inc.	[$]

[Other Initial Purchasers]	[[$] ]

TOTAL	[$]

The following provisions apply to the Notes (as described below), unless otherwise specified.

SCHEDULE 2 TO WRITTEN TERMS AGREEMENT

Title of Notes:

Senior Medium-Term Notes, Series A

[    ] [Notes] due [    ] (the “Notes”)

Aggregate Principal Amount to be Purchased:

[$    or units of other Specified Currency]

[Price to Public:]

Purchase Price Payable to the Company by the Selling Agent[s]:

% of the principal amount of the Notes [, plus accrued interest from        to        ] [and accrued amortization, if any, from        to        ]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in immediately available funds.

Indenture:

Indenture, dated as of August 23, 2016, by and among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented or amended from time to time

Initial Sale Time:

Maturity Date:

As set forth in the Pricing Supplement for the Notes.

Denomination:

As set forth in the Pricing Supplement for the Notes.

Interest Rate:

[N/A] [As set forth in the Pricing Supplement for the Notes.]

Interest Payment Dates:

[N/A] [As set forth in the Pricing Supplement for the Notes.]

Guarantee:

The Notes shall be fully and unconditionally guaranteed by the Guarantor on the terms set forth in the Indenture.

Listing:

[N/A] [As set forth in the Pricing Supplement for the Notes.]

Additional Issuer Free Writing Prospectuses:

[Insert if applicable.]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[None. It is understood and agreed that the Closing shall not be conditioned on the delivery of any document contemplated in Sections 6(b), (c), (d) and (e) of the Distribution Agreement.]

[(1) The opinion and letter of counsel to the Company referred to in Section 6(b) of the Distribution Agreement.]

[(2) The accountants’ letter referred to in Section 6(e) of the Distribution Agreement.]

[(3) The officer’s certificates referred to in Section 6(c) and (d) of the Distribution Agreement.]

EXHIBIT D

[Date]

[Name and Address of Selling Agent]

Re:	Issuance of $____________ Senior Medium-Term Notes, Series A, by BofA Finance LLC, Fully and Unconditionally Guaranteed by Bank of America Corporation

Dear __________:

The Distribution Agreement dated                 , 20    (the “Agreement”), among BofA Finance LLC (“BofA Finance”), Bank of America Corporation (“Bank of America”) and the Selling Agents named therein, provides for the issue and sale by BofA Finance of its Senior Medium-Term Notes, Series A identified in the accompanying Pricing Supplements (the “Notes”). The Notes will be fully and unconditionally guaranteed by Bank of America on the terms set forth in the Indenture (as defined in the Agreement).

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, BofA Securities, Inc. hereby appoints you as Selling Agent (as such term is defined in the Agreement) solely in connection with the purchase of the Notes as described in the accompanying Pricing Supplement, dated ________ __, 20__ , but only for this one transaction. Your appointment is made subject to the terms and conditions applicable to Selling Agents under the Agreement; such appointment is limited to the Notes and is not for any other issuance of BofA Finance Senior Medium-Term Notes, Series A, and terminates upon payment for the Notes or other termination of this transaction. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the officer’s certificate, opinions of counsel, and auditors’ letter described in the Agreement are not enclosed but are available upon your request.

This Letter of Appointment, like the Agreement, is governed by and construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles. This Letter of Appointment may be signed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

D-1

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Selling Agent in connection with the issue and sale of the above described Notes under the terms and conditions of the Agreement.

Very truly yours,

AGREED AND ACCEPTED

[Name of Selling Agent]

By:

Name:

Title:

BofA FINANCE LLC

By:
Name:
Title:

BANK OF AMERICA CORPORATION

By:

Name:

Title:

D-2

ANNEX I

BofA FINANCE LLC

ADMINISTRATIVE PROCEDURES

Dated as of                     , 20

Senior Medium-Term Notes, Series A (the “Notes”), are to be offered on a continuing basis by BofA Finance LLC, a Delaware limited liability company (the “Company”), and guaranteed by Bank of America Corporation, a Delaware corporation (the “Guarantor”), to or through BofA Securities, Inc. (“BofAS” or a “Selling Agent”), pursuant to a Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”), among the Company, the Guarantor and the Selling Agents named therein or appointed pursuant thereto (each, a “Selling Agent”) (referred to as the “Program”). The Distribution Agreement provides for the sale of Notes by the Company (a) through one or more of the Selling Agents as agents using their best efforts to solicit offers to purchase Notes, (b) to one or more Selling Agents as principal for resale to investors and other purchasers, including broker-dealers, and (c) directly to investors. The Notes will be fully and unconditionally guaranteed by the Guarantor (the “Guarantee”).

Subject to the terms of the Distribution Agreement, the Notes will be offered and sold by the Selling Agents in their capacity as agent or as principal, as described in the Distribution Agreement. If the Notes will be purchased by the applicable Selling Agent(s) as principal(s), such purchases will be made in accordance with terms agreed upon by the applicable Selling Agent(s), the Company and, if applicable, the Guarantor (which agreement shall take the form of either (A) a written agreement among such Selling Agent(s), the Company and the Guarantor, or (B) an oral agreement between such Selling Agent(s) and the Company, confirmed via the term sheet prepared by such Selling Agent(s) and accepted by the Company, in accordance with the provisions of the Distribution Agreement and the applicable provisions of these Administrative Procedures). Only those provisions in these Administrative Procedures that are applicable to the particular role that a Selling Agent will perform in its capacity as an agent or as principal shall apply.

Subject to Section 1(a) of the Distribution Agreement, the Company reserves the right to sell the Notes at any time directly on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser.

The Notes will be issued pursuant to an Indenture dated as of August 23, 2016, among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) (as supplemented or amended from time to time, the “Indenture”), and will be issued in the respective forms attached to the Officer’s Certificate of the Company delivered to the Trustee on or prior to the date hereof pursuant to the Indenture. In accordance with the provisions of the Indenture, unless otherwise specified in the Global Note (as defined below) or Master Note (as defined below), The Bank of New York Mellon Trust Company, N.A. will initially act as Transfer Agent, Securities Registrar and Paying Agent with respect to the Notes (in such respective capacities, the “Issuing and Paying Agent,” and together with any other entity appointed to act as a paying agent pursuant to the terms of the Indenture and designated in the applicable Pricing Supplement (as defined below), the “Paying Agents”).

Annex I-1

The Notes and the Guarantee have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s registration statement on Form S-3, Registration No. 333-                    , filed with the Securities and Exchange Commission (the “SEC”) on                     , 20    , including Amendment No. 1 thereto, which was filed with the SEC on                     , 20    (collectively, the “Registration Statement”), which Registration Statement has been declared effective. The base prospectus dated as of                     , 20     included in the Registration Statement, as supplemented by a Prospectus Supplement dated as of                     , 20    with respect to the Notes, or any amendment thereto or document that supersedes or replaces such prospectus or prospectus supplement (such prospectus supplement, as it may be amended, superseded or replaced, the “Prospectus Supplement”), is referred to herein as the “Prospectus.” The Prospectus also may be supplemented with a “Product Supplement” that describes the general terms for a specific type of indexed Note and that shall be filed with the SEC and be delivered to investors with the Prospectus and the applicable Pricing Supplement. The supplement to the Prospectus setting forth specific terms of the Notes from time to time (as applicable) is herein referred to as a “Pricing Supplement.” All references herein to a Pricing Supplement shall mean the Pricing Supplement together with any applicable Product Supplement and the Prospectus.

Unless otherwise specified in the Global Note or Master Note, each issue of Notes will be issued either (a) in book-entry only form and represented by (i) one or more fully registered global note certificates without coupons (each, a “Global Note”) delivered to the Trustee, as custodian for The Depository Trust Corporation (“DTC”), and recorded in the book-entry system maintained by DTC, or (ii) a master registered global senior note certificate without coupons (the “Master Note”), held by the Trustee, as custodian for DTC, and recorded in the book-entry system maintained by DTC, or (b) in limited circumstances, in definitive registered form (each, a “Definitive Note”) delivered to the investor, other purchaser or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form (such interests referred to as “Book-Entry Notes”) will be entitled to physical delivery of Definitive Notes in principal amount equal to their respective beneficial interests only under the limited circumstances described in the Indenture or the applicable Notes.

The procedures set forth below will govern the issuance and settlement of any Book-Entry Notes sold through the Selling Agents, as agents, or to the Selling Agents, as principals, unless otherwise agreed by the Company and the applicable Selling Agents, in writing, pursuant to a Written Terms Agreement or otherwise. Any modifications or changes to these procedures with respect to a particular issue of Notes will be described, if necessary or appropriate, in the applicable Pricing Supplement and/or Written Terms Agreement, or as may be otherwise agreed. In the event Definitive Notes are issued, the parties will agree on the necessary and appropriate procedures at the time of issuance of such Definitive Notes. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Distribution Agreement, the applicable Written Terms Agreement (if any) or the applicable Pricing Supplement, the relevant provisions of the Notes, the Indenture, the Distribution Agreement, such Written Terms Agreement and/or the applicable Pricing Supplement shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture, the Distribution Agreement or the Prospectus or in the applicable Global Note or the Master Note.

Annex I-2

PART I: PROCEDURES OF GENERAL APPLICABILITY

Unless otherwise provided in the applicable Pricing Supplement:

Amount:	Under the Registration Statement, the Company may issue Notes having an initial maximum aggregate offering price of up to $20,641,188,810 (or the equivalent thereof in any other currency) as specified in the Prospectus.

Issue Date; Authentication:	Unless otherwise specified in accordance with the Indenture, each Global Note and the Master Note will be dated as of the date of its authentication by the Trustee (or any other authenticating agent duly appointed in accordance with the terms of the Indenture). Each Note (a) represented by a Global Note also shall bear the date of the original issue of the applicable Note and (b) represented by a Master Note shall bear the original issue date indicated in the appropriate endorsement or notation on Schedule 1 to the Master Note by the Trustee in accordance with the Master Note, the Indenture and the instructions of the Company, and as set forth in the applicable Pricing Supplement (as applicable, the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on the date specified in the applicable Global Note and/or the applicable Pricing Supplement.

Registration:	The Notes will be issued only in fully registered form.

Denominations:	Unless otherwise specified in the applicable Global Note or the applicable Pricing Supplement, Notes will be denominated and payable in U.S. dollars and will have minimum denominations of $1,000 and any integral multiple of $1,000 in excess of $1,000.

Interest:	If interest bearing, each Note will bear interest in accordance with its terms. Interest on each such Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Original Issue Date, to, but excluding, the next Interest Payment Date or the Stated Maturity Date (or such other maturity date as is specified in the applicable Note or the applicable Pricing Supplement) or any earlier redemption or repayment date, as the case may be (collectively referred to herein as the “Maturity Date”). For additional special provisions relating to any interest payable on the Notes, see the applicable Global Note or the applicable Pricing Supplement.

Annex I-3

Prepayment/Redemption:	If so specified in, and in accordance with the terms of, the applicable Global Note or the applicable Pricing Supplement, the Notes may be subject to prepayment at the option of the holders of the Notes on their respective optional prepayment dates, if any, set forth in the applicable Pricing Supplement. If no optional prepayment dates are indicated for a Note, then that Note may not be prepaid at the option of the holder prior to its Stated Maturity Date.

If so specified in, and in accordance with the terms of, the applicable Global Note or the applicable Pricing Supplement, a Note may be redeemed at the option of the Company at (i) any time on and after an initial date specified in the applicable Global Note or the applicable Pricing Supplement, (ii) on any Interest Payment Date on or after an initial date specified in the applicable Global Note or the applicable Pricing Supplement or (iii) on such other date or dates, if any, or in such other manner as set forth in the applicable Global Note or the applicable Pricing Supplement for redemption at the option of the Company (each such date, an “Optional Redemption Date”).

Calculation of Interest and Other Determinations:	Unless otherwise specified in the applicable Global Note or the applicable Pricing Supplement, interest on the Notes, if interest bearing, will be calculated as set forth in the Prospectus.

Calculations or other determinations of principal, interest or other amounts payable on the Notes determined by reference to one or more interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates or futures contracts or any other rates, instruments, assets, market measures or other factors or any other measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the foregoing, will be made in accordance with the applicable Pricing Supplement for those Notes.

At or prior to the time of the sale of Notes, the Company will appoint a calculation agent to determine the applicable calculations and/or determinations relating to that issue of Notes, and that calculation agent will be identified in the applicable Pricing Supplement.

Exchange Rate for Notes Payable in a Currency Other Than U.S. Dollars:	For Notes that are registered in the name of DTC or its nominee and payable in a currency other than U.S. dollars, the exchange rate agent identified in the applicable Global Note and/or the applicable Pricing Supplement or otherwise identified to holders of the Notes will determine the applicable rate of exchange for payments in U.S. dollars in the circumstances described in the Prospectus, or as may otherwise be described in the applicable Global Note and/or the applicable Pricing Supplement.

Annex I-4

Preparation of Pricing Supplement:	If any offer to purchase Notes is accepted by the Company or the Company and the applicable Selling Agents agree to the terms of Notes to be purchased by such Selling Agents as principal pursuant to a Written Terms Agreement or other agreement in accordance with the Distribution Agreement, the Company promptly will prepare a pricing supplement reflecting the terms of such Notes and file such pricing supplement with the SEC in accordance with Rule 424 promulgated under the Securities Act. For any Notes represented by a Master Note, the terms of the particular Notes included in the pricing supplement reflecting final terms of the Notes that is prepared by the Company (or its counsel), approved in writing (which written approval may take the form of electronic mail) by the Selling Agents (or their counsel) and filed with the SEC will govern such Notes.

Information to be included in the pricing supplement shall include, among other things:

•  the name of the Company and the Guarantor;

•  the title of the securities, including series designation, if any;

•  the date of the pricing supplement and any applicable Product Supplement and the dates of the Prospectus and Prospectus Supplement to which the pricing supplement relates;

•  the name(s) of the Selling Agent(s);

•  whether the Notes are being sold to the Selling Agent(s) as principal(s) or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company;

•  for Notes sold to the Selling Agent(s) as principal(s), whether those Notes will be resold by the Selling Agent(s) to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Selling Agent(s) or (iii) at 100% of their principal amount;

•  for Notes sold to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at another specified percentage of their principal amount;

•  the Selling Agent’s (or Selling Agents’) commission or underwriting discount;

Annex I-5

•  net proceeds to the Company;

•  the applicable payment terms of the Notes;

•  the information with respect to the terms of the Notes set forth herein under “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Notes,” in Procedure “A”; and

•  any other provisions of or relating to the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus or any applicable Product Supplement.

One copy of such document will be delivered by electronic mail or overnight express (for delivery at least one Business Day prior to the Settlement Date, unless otherwise agreed) to the applicable Selling Agent(s) and the Trustee (in its capacity as such and as Issuing and Paying Agent) at the following applicable address:

For delivery of prospectuses, pricing supplements, etc.:

if to BofA Securities, Inc., to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As shall be provided to counsel for the Company and the applicable Selling Agent(s) from time to time.

Attention: High Grade Syndicate Desk

Telephone: (646) 855-0724

Fax: 212-901-7881

E-mail:

if to the Company or the Guarantor, to:

Bank of America Corporate Center

NC1-007-06-10

100 North Tryon Street

Charlotte, NC 28255-0065

Attention: Corporate Treasury—Strategic Asset Liability Management

Telephone: (866) 607-1234

Fax: (704) 548-5999

E-mail: tmtreasuryFunding@bofa.com

Annex I-6

if to the Issuing and Paying Agent, to:

The Bank of New York Mellon Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway North

Jacksonville, Florida 32256

Attention: Cynthia Moore

Telephone: (904) 645-1943

E-mail: cindy.moore@bnymellon.com

if to the Trustee (including in its capacity as Issuing and Paying Agent), to:

The Bank of New York Mellon Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway North

Jacksonville, Florida 32256

Attention: Cynthia Moore

Telephone: (904) 645-1943

E-mail: cindy.moore@bnymellon.com

For record keeping purposes, one copy of each Pricing Supplement, as so delivered shall also be mailed or sent by electronic transmission as set forth below and to any other Paying Agent as may be appointed for a particular issuance of Notes:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John Crowley

Fax: (212) 701-5550

E-mail: john.crowley@davispolk.com

and to:

Bank of America Corporation and BofA Finance LLC

Bank of America Corporate Center

NC1-007-06-10

100 North Tryon Street

Charlotte, North Carolina 28255-0065

Attention: Corporate Treasury—Strategic Asset Liability Management

Fax: (704) 548-5999

E-mail: tmtreasuryFunding@bofa.com

Annex I-7

and to: McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 Attention: Richard W. Viola Telephone: (704) 343-2149 Fax: (704) 343-2300 E-mail: rviola@mcguirewoods.com
Settlement:	The receipt of immediately available funds by the Company in payment for Notes and either (i) for Notes represented by a Global Note, the authentication of such Global Note by the Trustee or other relevant authenticating agent or (ii) for Notes represented by a Master Note, the endorsement or notation of the schedule to such Master Note by the Trustee evidencing the Supplemental Obligation and, in either case, the delivery of such Notes by the Issuing and Paying Agent (or such other Paying Agent as may be appointed for such Notes) through the facilities of DTC (or such other clearing system as specified in the Global Note and/or the applicable Pricing Supplement), shall constitute “settlement.” Offerings will be settled within two to five Business Days (in Charlotte, North Carolina and New York City (a “U.S. Business Day”)), or at such time as the Selling Agent(s) and the Company shall agree and specify in the applicable Pricing Supplement, pursuant to the timetable set forth under “Procedures for Notes Issued in Book-Entry From—Settlement Procedures for DTC Notes” in Part II of these Administrative Procedures (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”). Unless otherwise agreed, if procedures “A” and “B” in “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Notes” below for a particular offer of Notes are not completed on or before the time set forth in each such section, such offer shall not be settled until the applicable business day following the completion of the applicable procedures “A” and “B,” or such later date as the Selling Agent and the Company shall agree.

These procedures, as well as those described in Part II, may be modified for any purchase of
Notes by a Selling Agent as principal, if so agreed among the Company, the applicable Selling
Agents and the applicable Paying Agent.

Annex I-8

Confirmation:	For each offer to purchase a Note solicited by a Selling Agent, whether acting as principal or as agent, the Selling Agent will issue a confirmation to the purchaser in accordance with standard practices prevailing at the time in the securities industry of the jurisdiction(s) in which the Notes are offered.

Delivery of Prospectus and Applicable Pricing Supplement:	The relevant Selling Agent will ensure that a copy of the most recent Prospectus and the applicable Pricing Supplement accompanies or precedes the earlier of (a) the written confirmation of sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent (in accordance with, if applicable, Rule 172 under the Securities Act). A copy of the applicable Pricing Supplement shall be delivered to such other Paying Agents as may be appointed for such Notes.

Annex I-9

PART II: PROCEDURES FOR NOTES ISSUED

IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry only form for eligibility in the book-entry system maintained by DTC, the Issuing and Paying Agent will perform the custodial, document control and administrative functions described below in accordance with its obligations under the Letter of Representations from the Company and the Issuing and Paying Agent to DTC, dated November 4, 2016, if applicable, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). If any other Paying Agent is appointed for particular Notes, such Paying Agent will perform such functions in accordance with the applicable arrangements in place between the Company and such Paying Agent and as required by the applicable clearing system. For Notes denominated or payable in a specified currency other than U.S. dollars, the below procedures shall be modified as needed to conform to standard market practice then prevailing upon agreement by the Company, the applicable Selling Agent(s) and the applicable Paying Agent(s).

Issuance:	Each Global Note and Master Note will be dated as of the date of its authentication by the Trustee or other relevant authenticating agent, and the Notes will have the Original Issue Date described in Part I of these Administrative Procedures. The date from which interest (if any) will begin to accrue with respect to each Global Note will be (a) for an original Global Note (or any portion thereof), its Original Issue Date and (b) for any Global Note (or portion thereof) issued subsequently pursuant to a reopening or upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

For any Notes represented by a Master Note, the particular terms of each Supplemental Obligation will be determined and established by the Company pursuant to and in accordance with the terms of the Indenture. With respect to each Supplemental Obligation, the particular terms thereof shall be determined and established at or prior to issuance of such Supplemental Obligation and may be established upon the Company’s filing with the SEC of the pricing supplement relating to such Supplemental Obligation reflecting final terms thereof, after the pricing, and on or prior to the issuance, thereof. Certain information from the Pricing Supplement regarding the terms of each Supplemental Obligation will be entered on the schedule to the Master Note by the Trustee, in accordance with the written instructions of the Company. The Trustee shall make the appropriate entries and/or notations on the schedule to the Master Note to reflect the issuance of the Supplemental Obligation.

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For other variable terms of the relevant Notes, see the Prospectus, any applicable Product Supplement and the Pricing Supplement.

Identification:	CUSIP Numbers. The Company or BofAS has arranged or will arrange with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of one or more series of CUSIP numbers which have been reserved for and relate to Global Notes or to Notes represented by a Master Note to be issued under the Program and payable in U.S. dollars and settling initially through DTC (referred to herein as “DTC Notes”). The Company or BofAS will assign CUSIP numbers to DTC Notes as described below under “—Settlement Procedures for DTC Notes” in procedure “B.” At a time when fewer than 50 CUSIP numbers of a reserved series remain, if deemed necessary, the Company or BofAS will reserve and obtain additional CUSIP numbers for assignment to the DTC Notes. DTC Notes having an aggregate principal amount in excess of $500,000,000 (or such other maximum amount then required by DTC) and otherwise required to be represented by the same Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

ISINs and Common Codes. For Notes trading directly through the Euroclear system (“Euroclear”) and/or Clearstream Banking S.A., Luxembourg (“Clearstream”), the Company (either on its own behalf or through the applicable Paying Agent or the applicable Selling Agent) will obtain an ISIN and a Common Code for those Notes following confirmation of the purchase and/or delivery of the final term sheet for the applicable Notes.

Registration:	Unless otherwise specified by DTC, each DTC Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Issuing and Paying Agent under the Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such DTC Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such DTC Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Annex I-11

Transfers:	Transfers of beneficial ownership interests in a Note will be accomplished by book entries made by DTC or such other applicable clearing system, and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC or such other applicable clearing system) acting on behalf of beneficial transferors and transferees of the related Note. For each Supplemental Obligation represented by a Master Note and subject to transfer, the Trustee will make the appropriate endorsement or notation on the applicable schedule to such Master Note to reflect such transfer.

Payments of Principal and Interest:	Payments of Interest Only. At least 10 calendar days before any date for payment of interest on the applicable DTC Note (or such shorter period as shall be necessary, for example, where the amounts of interest are determined based upon the value of a reference asset for the applicable Notes), the Issuing and Paying Agent will deliver to the Company, the Guarantor and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each DTC Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each DTC Note on the Interest Payment Date by reference to the daily bond reports published by S&P Global Market Intelligence, a division of S&P Global Inc. (“S&P”) or in such other manner as shall be the standard practice prevailing at such time.

On the Interest Payment Date, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the applicable Paying Agent in turn will pay to DTC such total amount of interest due (other than at the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments of Other Amounts. The payment amounts other than interest, principal and premium, if any, including amounts payable on exchange for cash, will be made at such time and pursuant to the methods set forth in the applicable Pricing Supplement or the applicable Global Note.

Payments at Maturity. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company, the Guarantor and DTC a written list of principal and any interest, premium or other amounts to be paid on each Note maturing either at the Stated Maturity Date (or such other Maturity Date as is specified in the applicable Pricing Supplement or the applicable Global Note), or on a redemption date in, or for which an option to elect repayment has been received with respect to, the

Annex I-12

following month. The applicable Paying Agent, the Company and DTC will confirm the amounts of such principal and any premium, interest and/or other payments with respect to a Note on or about the fifth U.S. Business Day preceding the Maturity Date of such Note. At maturity, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to make the Maturity Date payment, and upon receipt of such funds the applicable Paying Agent in turn will pay to DTC the principal amount of the Note, together with any interest, premium or other amounts due at the Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC of the principal and any interest, premium or other amounts due at the Maturity Date of such Note, the applicable Paying Agent will cause such principal amount of the Note to be debited from the relevant DTC account(s) and enter such reduction in principal amount or the full payment of such Note in its records, and (i) in the case of any Note represented by a Global Note or Global Notes, the Trustee will cancel such Global Note or Global Notes and/or make an appropriate endorsement or notation on a schedule to such Global Note, in each case in accordance with the terms of the Indenture or (ii) in the case of any Note represented by a Master Note, the Trustee will make an appropriate endorsement or notation on a schedule to such Master Note in accordance with the Indenture to reflect the reduction in principal amount or full payment of the Supplemental Obligation. In the case of redemption or optional repayment of a portion (in increments of the minimum denomination), but less than all, of the Notes, the Trustee shall (a) either (i) issue a new Global Note, in accordance with the procedures set forth herein and in the Indenture, representing the balance of the Notes not so redeemed or repaid or (ii) make an appropriate endorsement or notation on a schedule to such Global Note reflecting the decrease in the amount of the Notes represented thereby, in accordance with its terms and the terms of the Indenture, or (b) make an appropriate endorsement or notation on a schedule to the Master Note in accordance with its terms and the terms of the Indenture to reflect the decrease in the amount of the relevant Supplemental Obligation represented by such Master Note. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Notes as of the close of business on the immediately preceding Business Day. All reductions in principal amount of or full payment on any Note shall be recorded by the Security Registrar on the Security Register as set forth in the Indenture.

Manner of Payment. The total amount of any principal, interest, premium or other amounts due on Notes on any Interest Payment

Annex I-13

Date or at the Maturity Date shall be paid by the Company to the applicable Paying Agent in funds available for use by the applicable Paying Agent no later than 11:00 a.m., New York City time for DTC Notes on that date. The Company will make that payment on those Notes to an account specified by the applicable Paying Agent. Upon receipt of such funds, the applicable Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC each payment of principal, any interest, any other amounts and premium, if any, due on a Note on that date. Thereafter on that date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the applicable book-entry system. None of the Company, the Guarantor, the Trustee or the applicable Paying Agent shall have any responsibility or liability for the payment by DTC or any other clearing system of the principal of, or any interest, other amounts or premium on, the Notes to the Participants.

Withholding Taxes. Without prejudice to any obligation of any person, the amount of any taxes required under applicable law to be withheld from any payment on a Note generally will be determined and withheld by DTC; the Participant therein; the indirect participant in DTC; or other person responsible for forwarding payments and materials directly to the beneficial owner of such beneficial interest in the Note.

Acceptance of Offers by the Company:	Each Selling Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Notes, other than those rejected by such Selling Agent. Each Selling Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Selling Agent also may make offers to the Company to purchase Notes as principal. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part.

The Company will notify the Selling Agent of its acceptance or rejection of an offer to purchase Notes. If the Company accepts an offer to purchase Notes, it will confirm such acceptance (a) by executing a Written Terms Agreement, (b) otherwise in a writing (including by electronic mail) to the Selling Agent or (c) if not by the means specified in (a) or (b), by receiving the term sheet described under procedure “A” below without objection.

Annex I-14

Settlement Procedures for DTC Notes:	Unless otherwise agreed to among the parties, the Settlement Procedures with regard to DTC Notes, whether purchased by the applicable Selling Agent(s), as principal(s), or sold through the applicable Selling Agent(s), as agent(s) of the Company, will be as set forth below. Each procedure specified below shall be completed as soon as practicable, but not later than the respective time (New York City time) on the applicable day as set forth below. For purposes of this section describing Settlement Procedures for DTC Notes only, “Business Day” shall mean a U.S. Business Day, as defined above in Part I.

On the applicable trade date (no later than 11:00 a.m. if a sale is to be settled in one Business Day after the trade date)	A.

The applicable Selling Agent(s) will advise the Company by telephone, confirmed in writing by facsimile or other electronic transmission (which confirmation may take the form of a term sheet prepared by the applicable Selling Agent(s) and provided to the Company and its counsel), of the following information:

•	Issue Price and Principal Amount of the Note.

•	The applicable payment terms of the Notes.

•	Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the applicable Selling Agent(s)).

•	Net proceeds to the Company.

•

The Selling Agent’s (or Selling Agents’) commission or underwriting discount and, if required, the Selling Agent’s (or Selling Agents’) participant account at DTC or any other depository for settlement.

•	Trade Date.

•	Original Issue Date.

•	Settlement Date.

•	Stated Maturity Date.

And, if applicable, the following information:

•

Redemption provisions, if any, including Optional Redemption Date (as defined in the applicable Global Note or the applicable Pricing Supplement), whether partial redemption is permitted and method of determining Notes to be redeemed.

•	Prepayment option dates and prepayment option prices, if any.

Annex I-15

•	Extension provisions, if any, including length of extension periods, number of extension periods and final Maturity Date.

•	Renewal terms, if any, of a renewable Note.

•	Whether such Notes are being sold to the Selling Agent(s) as principal or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, or by the Company itself.

•	If such Note is being issued with Original Issue Discount, the applicable Original Issue Discount terms.

•	Such other information specified with respect to the Notes (whether by addendum, text to be included in the applicable Global Note or the applicable Pricing Supplement or otherwise).

•

The term sheet prepared by the applicable Selling Agent(s) and delivered to the Company on the trade date and confirming the terms of each particular issue of Notes or, if applicable, a Written Terms Agreement, executed and delivered by the applicable Selling Agent(s), the Company and, if applicable, the Guarantor on the trade date will evidence the terms of each such issue of Notes as agreed by the applicable Selling Agent(s) and the Company; provided, however, that the final Pricing Supplement for such issue of Notes may include changes to terms set forth in such term sheet or Written Terms Agreement, as applicable, and such final Pricing Supplement will govern the terms of such issue of Notes.

As soon as practicable
following the trade, but no
later than the Business Day
immediately following the
applicable trade date (no
later than 12:00 noon on
the Business Day
immediately following the
trade date if a sale is to be
settled in one Business Day
after the trade date)

B.

After receiving the term sheet described under procedure “A” above from the Selling Agent(s), the Company or BofAS will assign a CUSIP number to the Note and will obtain an ISIN and Common Code if the Notes also are clearing through Euroclear and/or Clearstream. The Company will then advise the Trustee (and any other applicable Paying Agent) by electronic mail of the above settlement information received from the Selling Agent(s), including the CUSIP number, ISIN and Common Code (as applicable) and the name of the Selling Agent(s). BofAS also will notify DTC of the settlement details, including the CUSIP number.

Annex I-16

As soon as practicable following the trade, but no later than the second Business Day following the applicable trade date (no later than 12:00 noon on the Business Day immediately following the trade date if a sale is to be settled in one Business Day after the trade date)

C.

The Company will prepare a pricing supplement reflecting final terms of the Notes and will deliver copies to the Selling Agent(s) and the Trustee (in its capacity as such and as Issuing and Paying Agent).

As soon as practicable following the trade, but no later than the Business Day immediately preceding the Settlement Date (no later than 2:00 pm on the Settlement Date if a sale is to be settled in one Business Day after the trade date)

D.

Unless the DTC Notes are represented by a Master Note and settling using DTC’s Money Market Instrument (“MMI”) procedures (in which case this procedure “D” shall be inapplicable), the Issuing and Paying Agent (or other applicable Paying Agent) will communicate to DTC and the Selling Agent(s), through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1.	The information set forth in procedure “A.”

2.	Identification numbers of the participant accounts maintained by DTC on behalf of the applicable Paying Agent and the Selling Agent(s).

3.

The initial Interest Payment Date, if any, for such Note, the number of days by which such date succeeds the related record date for DTC purposes (or, in the case of an interest rate that resets daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Issuing and Paying Agent or other applicable Paying Agent).

4.	The CUSIP number, ISIN and Common Code, as applicable, of the Note.

5.	Whether such Note represents any other Notes issued or to be issued in book-entry form.

Annex I-17

9:00 a.m. on the Settlement Date	E.

DTC will arrange for each pending deposit message described above to be transmitted to S&P, which will use the information in the message to include certain terms of the Note in the appropriate daily bond report published by S&P.

9:00 a.m. on the Settlement Date	F.

Unless otherwise agreed by the parties, for any Notes to be represented by a Global Note, the Company will complete such Global Note representing the Notes and will deliver such Note to the Trustee (or any other authentication agent duly appointed in accordance with the terms of the Indenture) for authentication, to be held by the Trustee as custodian for DTC. If the Notes are to be represented by a Master Note, the Company or its counsel will so notify the Trustee, and the Trustee will make an appropriate endorsement or notation on a schedule to the Master Note to reflect the issuance of a Supplemental Obligation and shall enter additional information with respect to such Supplemental Obligation in accordance with the written instructions of the Company and as indicated on such schedule. The Trustee will maintain possession of the Master Note as custodian for DTC.

Annex I-18

10:00 a.m. on the Settlement Date	G.

Unless the DTC Notes are represented by a Master Note and settling through DTC’s MMI procedures, DTC will credit the Notes to the participant account of the Trustee (in its capacity as such and as Issuing and Paying Agent) maintained by DTC.

No later than 2:00 p.m. on the Settlement Date	H.

Unless the DTC Notes are represented by a Master Note and settling through DTC’s MMI procedures, the Trustee (in its capacity as such and as Issuing and Paying Agent) will confirm the issue balance through DTC’s Participant Terminal System, instructing DTC (i) to debit the Note to the Trustee’s participant account and credit the Note to the participant account of the applicable Selling Agent(s) maintained by DTC and (ii) unless the Company is to receive such funds outside of the DTC system, to debit the settlement account of the Trustee maintained by DTC in an amount equal to the initial public offering price of such Note less such Selling Agent’s (or Selling Agents’) discount or underwriting commission, as applicable. If the Notes are not to be represented by a Master Note, entry of such a delivery order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding the Global Note pursuant to its arrangements and agreements with DTC.

If the Notes are to be represented by a Master Note, the entry of such a delivery order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) such Note has been issued through the facilities of DTC and (ii) the Trustee is holding the Master Note pursuant to its arrangements and agreements with DTC.

No later than 2:00 p.m. on the Settlement Date	I.

In the case of DTC Notes sold through the applicable Selling Agent(s), as agent(s), unless the DTC Notes are represented by a Master Note and settling through DTC’s MMI procedures, for the purpose of facilitating the delivery of the Notes to the applicable Selling Agent(s), such Selling Agent(s) will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit the Notes to the applicable Selling Agent’s (or Selling Agents’) participant account and credit the Notes to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of the Participants and credit the settlement account of the applicable Selling Agent(s) maintained by DTC in an amount equal to the initial public offering price of the Notes.

Annex I-19

3:00 p.m. on the Settlement Date	J.	Transfers of funds in accordance with the instructions described in procedures “H” and “I” above will be settled in accordance with the operating procedures in effect on the Settlement Date.

3:30 p.m. on the Settlement Date, or upon DTC final settlement time	K.

If applicable, upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with procedure “H” above.

4:00 p.m. on the Settlement Date	L.

If the Notes were sold through a Selling Agent, such Selling Agent will confirm the purchase of the Notes to the investor or other purchaser by transmitting to the Participant with respect to the Note a confirmation order either (i) through DTC’s Participant Terminal System or (ii) by mailing a written confirmation to such investor or other purchaser.

M.

In the case of a settlement using a Master Note and DTC’s MMI procedures, the Trustee (in its capacity as such and as Issuing and Paying Agent) will send issuance instructions to DTC resulting in a deposit of the applicable MMI position to the Trustee’s participant account at DTC. The MMI position will then be delivered from the Trustee’s account to the receiving counterparties. Transfer of funds will occur outside of DTC’s system. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time.

Annex I-20

N.

Unless otherwise directed by the Company, if an offering of Notes is sold to or through more than one Selling Agent, and BofAS is one of the Selling Agents, then, solely for purposes of effecting delivery of the Notes, BofAS shall act as settlement agent for the other Selling Agents as follows:

The Notes will initially be credited to BofAS’s participant account with DTC and, concurrently therewith, BofAS will issue an order through DTC’s Participant Terminal System to transfer the Notes purchased or sold by such other Selling Agents to the participant account or accounts of such Selling Agents or such other parties based on the written instructions given by such other Selling Agents to BofAS.

Each Selling Agent will provide its written instructions to BofAS prior to the relevant Settlement Date.

BofAS is acting solely as settlement agent on behalf of such other Selling Agents and will not have any contractual commitment to purchase or sell any Notes purchased or sold by such other Selling Agents or any proprietary interest therein (except as may be provided otherwise in the Distribution Agreement, any applicable Written Terms Agreement or as may be otherwise agreed).

The settlement arrangements contemplated by this procedure “N” shall not in any way limit the obligations of such other Selling Agents pursuant to the Distribution Agreement, any applicable Written Terms Agreement or other agreement in accordance with the Distribution Agreement or these Procedures with respect to the settlement of any Notes purchased or sold by such other Selling Agents, including such Selling Agent’s obligation to cause the initial public offering price of such Notes less such Selling Agent’s discount or underwriting commission to be paid and transferred as contemplated above.

O.

Procedure “J” above is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

Annex I-21

P.

If settlement of a Book-Entry Note is rescheduled or canceled by the Company, the Issuing and Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time for DTC on the Business Day immediately preceding the scheduled Settlement Date, and if the Notes are represented by a Master Note, the Trustee shall make an appropriate endorsement or notation on the schedule thereto.

Failure to Settle:	If the Issuing and Paying Agent fails to confirm the issue balance with respect to a Book-Entry Note represented by a DTC Note pursuant to procedure “H” above for DTC Notes, the Issuing and Paying Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note from the participant account of the Issuing and Paying Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will make appropriate entries in its records and the Trustee will cancel such Global Note in accordance with the terms of the Indenture. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Global Note, the Trustee will, upon receipt of instructions from the Company, either (i) exchange such DTC Note for two DTC Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance by the Trustee in accordance with the terms of the Indenture, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note, or (ii) make an appropriate endorsement or notation on a schedule to such Global Note (including any Master Note) reflecting the decrease in the amount of the Notes represented thereby, in accordance with its terms and the terms of the Indenture. The CUSIP number assigned to such Notes, in accordance with CUSIP Service Bureau procedures, shall be canceled and not immediately reassigned.

Annex I-22

In the case of any DTC Note sold through a Selling Agent, as agent, if the purchase price for any Book-Entry Note represented by the DTC Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial owner or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such beneficial owner or other purchaser), such Participants and, in turn, the related Selling Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to procedures “G” and “H” for the Notes, respectively. Thereafter, the Issuing and Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Selling Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the applicable Selling Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Trustee will take the applicable actions described in procedure “F” and in accordance with the instructions of the Company and the Indenture. The Trustee shall make any required endorsement or notation on a schedule to the applicable Master Note to negate any prior endorsement or notation, as required to reflect the fact that such Note did not settle.

Annex I-23